Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-16559, 333-67491 and 333-48242 on Form S-8 and Registration Statement No. 333-39101 on Form S-3 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Cymer, Inc., for the year ended December 31, 2000.



                                            /s/ DELOITTE & TOUCHE LLP

San Diego, California
March 23, 2001